Exhibit 8.1

List of Subsidiaries of Funtalk China Holdings Limited

	Wholly-Owned Subsidiaries	Place of Incorporation

1.	Pypo Digital Company Limited	Cayman Islands

2.	Pypo Holdings (HK) Company Limited	Hong Kong

3.	Beijing Funtalk Century Technology Group Company Limited	PRC

4.	Beijing Funtalk Century Telecommunications Equipment Retail Chain Co., Ltd.	PRC

5.	Beijing Dongdian Infinity Technology Co., Ltd.	PRC

6.	Heilongjiang PYPO Digital Technology Co., Ltd.	PRC

7.	Shenyang PYPO Technology Co., Ltd.	PRC

8.	Shandong PYPO Digital Technology Co., Ltd.	PRC

9.	Shanxi PYPO Technology Co., Ltd.	PRC

10.	Jilin PYPO Technology Co., Ltd.	PRC

11.	Inner Mongolia PYPO Technology Co., Ltd.	PRC

12.	Beijing PYPO Communications Technology Co., Ltd.	PRC

13.	Shanghai PYAO Digital Technology Co., Ltd.	PRC

14.	Anhui PYPO Electronics Co., Ltd.	PRC

15.	Zhejiang PYPO Digital Technology Co., Ltd.	PRC

16.	Nanjing PYAO Technology Co., Ltd.	PRC

17.	Sichuan Huasong PYPO Digital Technology Co., Ltd.	PRC

18.	Chongqing PYPO Digital Technology Co., Ltd.	PRC

19.	Gansu PYPO Digital Technology Co., Ltd.	PRC

20.	Guizhou PYPO Technology Co., Ltd.	PRC

21.	Jiangxi PYPO Technology Co., Ltd.	PRC

22.	Guangxi PYPO Communications Equipment Co., Ltd.	PRC

23.	Fujian PYPO Technology Co., Ltd.	PRC

24.	Beijing Yitong Shenglian Investment Consulting Co., Ltd.	PRC

25.	Guangdong PYPO Technology Co., Ltd.	PRC

26.	Shenzhen PYPO Communications Equipment Co., Ltd.	PRC

27.	Jiangsu PYPO Technology Co., Ltd.	PRC

28.	Guangzhou Guanzhilin Communication Equipments Chain Co., Ltd.	PRC

29.	Beijing Yipai Innovation Technology Development Co., Ltd.	PRC

30.	Beijing Funtalk Century Commercial and Trade Co., Ltd.	PRC

31.	Shenyang Funtalk Telecommunication Equipment Co., Ltd.	PRC

32.	Beijing Yipai Telecommunications Technology Co., Ltd.	PRC

33.	Beijing Guanzhilin Telecommunications Technology Co., Ltd.	PRC

34.	Shanghai Lezhiyu Telecommunications Equipment Co., Ltd.	PRC

35.	Inner Mongolia Chuangxin Zhongyu Shidai Mobile Phones Marketing & Management Co., Ltd.	PRC

36.	Jiangsu Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

37.	Hunan Feon Telecommunications Technology Co., Ltd.	PRC

38.	Kunming Golden Broadway Technology Development Co., Ltd.	PRC

39.	Henan Xinya Telecommunications Equipment Co., Ltd.	PRC

40.	Hebei Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

41.	Beijing Zhongshi Pypo Cinema Cultural Co., Ltd.	PRC

42.	Beijing Funtalk Communication Chain Shu Yang Procurement Center Co., Ltd.	PRC

	Affiliated Entities	Place of Incorporation

43.	Cangzhou Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

44.	Langfang Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

45.	Zhangjiakou Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

46.	Handan Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

47.	Tangshan Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

48.	Kaifeng Xinya Telecommunications Equipment Co., Ltd.	PRC

49.	Anyang Xinya Telecommunications Equipment Co., Ltd.	PRC

50.	Liuyang Feon Telecommunications Technology Co., Ltd.	PRC

51.	Zhuzhou Feon Telecommunications Technology Co., Ltd.	PRC

52.	Yiyang Feon Telecommunications Technology Co., Ltd.	PRC

53.	Chenzhou Feon Telecommunications Technology Co., Ltd.	PRC

54.	Zhangjiajie Feon Telecommunications Technology Co., Ltd.	PRC

55.	Suzhou Guanzhilin Trading Co., Ltd.	PRC

56.	Yantai Runlin Trading Co., Ltd.	PRC

57.	Taicang Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

58.	Kunshan Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

59.	Wuxi Guance Communication Equipment Co., Ltd.	PRC

60.	Nanjing Guanzhilin Pengshi Mobile Phones Hypermarket Co., Ltd.	PRC

61.	Yangzhou Shenglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

62.	Yancheng Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

63.	Xuzhou New Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

64.	Nantong Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

65.	Taizhou Hailing Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

66.	Heze Guanzhilin Communication Equipment Co., Ltd.	PRC

67.	Zaozhuang Guanzhilin Communication Equipment Co., Ltd.	PRC

68.	Jining Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

69.	Dongying Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

70.	Binzhou Guanzhilin Communication Equipment Co., Ltd.	PRC

71.	Zibo Yanglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

72.	Jiangsu Guanzhilin Mobile Phones Hypermarket Rizhao Co., Ltd.	PRC

73.	Tai’an Xinxin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

74.	Dezhou New Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

75.	Weifang Yuandu Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

76.	Shandong Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

77.	Qingdao Yanglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

78.	Shanxi Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

79.	Datong Guanzhilin Commercial Trading Co., Ltd.	PRC

80.	Shanghai Guanzhilin Communication Equipment Co., Ltd.	PRC

81.	Changshu Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

82.	Gansu Guanzhilin Communication Equipment Co., Ltd.	PRC

83.	Huhhot Guanzhilin Communication Equipment Co., Ltd.	PRC

84.	Shuyang Guanzhilin Communication Equipment Co., Ltd.	PRC

85.	Huhhot Chuangxin Zhongyu Shidai Mobile Phones Marketing & Management Co., Ltd.	PRC

86.	Shanghai Xieheng Commercial Co., Ltd.	PRC

87.	Shanghai Xieheng Electronic Products Co., Ltd.	PRC

88.	Qingdao Xieheng Telecommunications Equipment Co., Ltd.	PRC

89.	Weifang Xieheng Telecommunications Equipment Co., Ltd.	PRC

90.	Shandong Xieheng Telecommunications Equipment Co., Ltd.	PRC

91.	Zoucheng Xieheng Telecommunications Equipment Co., Ltd.	PRC

92.	Zaozhuang Xieheng Telecommunications Equipment Co., Ltd.	PRC

93.	Zibo Xieheng Telecommunications Equipment Co., Ltd.	PRC

94.	Dongying Xieheng Telecommunications Equipment Co., Ltd.	PRC

95.	Rizhao Xieheng Telecommunications Equipment Co., Ltd.	PRC

96.	Weihai Xieheng Telecommunications Equipment Co., Ltd.	PRC

97.	Hefei Xieheng Telecommunications Equipment Co., Ltd.	PRC

98.	Wuhu Xieheng Telecommunications Equipment Co., Ltd.	PRC

99.	Huainan Xieheng Telecommunications Equipment Co., Ltd.	PRC

100.	Zhejiang Funtalk Telecommunications Equipment Co., Ltd.	PRC

101.	Hangzhou Xieheng Wanzhou Telecommunications Equipment Co., Ltd.	PRC

102.	Jiaxing Xieheng Telecommunications Equipment Co., Ltd.	PRC

103.	Jiashan Xieheng Telecommunications Equipment Co., Ltd.	PRC

104.	Hunan Xieheng Mobile Telecommunications Equipment Co., Ltd.	PRC

105.	Huaihua Xieheng Mobile Telecommunications Equipment Co., Ltd.	PRC

106.	Suzhou Xieheng Telecommunications Equipment Co., Ltd.	PRC

107.	Zhangjiagang Xieheng Mobile Telecommunications Equipment Co., Ltd.	PRC

108.	Guangzhou Xieheng Telecommunications Equipment Co., Ltd.	PRC

109.	Guangzhou Xieheng Telecommunications Device Co., Ltd.	PRC

110.	Guangzhou Xieheng Electronic Co., Ltd.	PRC

111.	Foshan Xieheng Electronic Telecommunications Equipment Co., Ltd.	PRC

112.	Qingyuan Xieheng Electronic Co., Ltd.	PRC

113.	Yingde Xieheng Electronic Co., Ltd.	PRC

114.	Zhaoqing Xieheng Telecommunications Device Co., Ltd.	PRC

115.	Zhanjiang Xieheng Electronic Equipment Co., Ltd.	PRC

116.	Zhanjiang Xieheng Telecommunications Equipment Co., Ltd.	PRC

117.	Zhongshan Xieheng Electronic Co., Ltd.	PRC

118.	Shenzhen Xieheng Electronic Co., Ltd.	PRC

119.	Heyuan Xieheng Electronic Co., Ltd.	PRC

120.	Chongqing Xieheng Telecommunications Equipment Co., Ltd.	PRC

121.	Suzhou Yipai Telecommunications Equipment Co., Ltd.	PRC

122.	Yantai Funtalk Telecommunications Equipment Co., Ltd.	PRC

123.	Laiwu Funtalk Telecommunications Equipment Co., Ltd.	PRC

124.	Shuyang Funtalk Telecommunications Equipment Co., Ltd.	PRC

125.	Wujiang Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC